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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
 Main Street Capital Corporation:

       We have issued our reports dated March 8, 2013, with respect to the consolidated financial statements, financial statement schedule and internal control over financial reporting included in the Annual Report of Main Street Capital Corporation on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Main Street Capital Corporation on Form S-8 (File No. 333-151799), effective June 20, 2008.

/s/ GRANT THORNTON LLP

Houston, Texas
March 8, 2013

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM